Exhibit 4.2

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

ROUNDY’S ACQUISITION CORP.

ROUNDY’S SUPERMARKETS, INC.

and certain of its Subsidiaries

in favor of

CREDIT SUISSE AG
as Administrative Agent

Dated as of February 13, 2012

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINED TERMS

Section 1.01. Definitions	2
Section 1.02. Other Definitional Provisions	6

ARTICLE 2
GUARANTEE

Section 2.01. Guarantee	6
Section 2.02. Right of Contribution	7
Section 2.03. No Subrogation	8
Section 2.04. Amendments, etc. with respect to the Borrower Obligations	8
Section 2.05. Guarantee Absolute and Unconditional	9
Section 2.06. Reinstatement	10
Section 2.07. Payments	10

ARTICLE 3
GRANT OF SECURITY INTEREST

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations in Credit Agreement; Parent Representations	12
Section 4.02. Title; No Other Liens	12
Section 4.03. Perfected First Priority Liens	12
Section 4.04. Jurisdiction of Organization; Chief Executive Office	13
Section 4.05. Inventory and Equipment	13
Section 4.06. Farm Products	13
Section 4.07. Investment Property	13
Section 4.08. Receivables	14
Section 4.09. Intellectual Property	14

ARTICLE 5
COVENANTS

Section 5.01. Covenants in Credit Agreement	15
Section 5.02. Delivery of Instruments and Chattel Paper	15
Section 5.03. Maintenance of Insurance	15
Section 5.04. Payment of Obligations	15

ii

ANNEXES

Annex I	Assumption Agreement

SCHEDULES

Schedule 1	Intellectual Property
Schedule 2	Pledged Investment Property
Schedule 3	Commercial Tort Claims
Schedule 4	Filings and Actions for Perfection
Schedule 5	Jurisdiction, Identification Number and Chief Executive Office
Schedule 6	Inventory and Equipment Location
Schedule 7	Grantors’ Addresses

iii

GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 13, 2012, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of CREDIT SUISSE AG, as administrative agent and collateral agent (in any such capacity, together with its successors in such capacity, the “Administrative Agent”), for the banks, financial institutions and other entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of February 13, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Roundy’s Supermarkets, Inc., a Wisconsin corporation (the “Borrower”), the Lenders and the Administrative Agent.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, of the Qualified Counterparties to provide financial accommodations under the Specified Hedge Agreements and of the Cash Management Banks to provide Cash Management Services with respect to the Specified Cash Management Obligations that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and to induce the Cash Management Banks to provide Cash Management Services with respect to the Specified Cash Management

Obligations and provide financial accommodations pursuant thereto, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE 1
DEFINED TERMS

Section 1.01.  Definitions.  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)           The following terms shall have the following meanings:

“Agreement” shall mean this Guarantee and Collateral Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Borrower Credit Agreement Obligations” shall mean, collectively, the unpaid principal of and interest on (including, but not limited to, any interest accruing after the maturity of the Loans and Reimbursement Obligations and any Post-Petition Interest) the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower to any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, or any other document made, delivered or given in connection with any of the foregoing (except any Specified Hedge Agreement or any agreement in respect of any Specified Cash Management Obligation), in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements) or otherwise.

“Borrower Other Obligations” shall mean, collectively, all obligations and liabilities of the Borrower (including, without limitation, Post-Petition Interest accruing at the then applicable rate provided in any Specified Hedge Agreement or any Specified Cash Management Obligation) to any Qualified Counterparty or Cash Management Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement, any agreement in respect of any Specified Cash Management Obligation or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty or Cash Management Bank thereof that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement or Specified Cash Management Obligation, as applicable); provided, that any release of Collateral or Guarantors effected in the manner permitted by the Credit Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements or the holders of any Specified Cash Management Obligations.

“Borrower Obligations” shall mean, collectively, (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Other Obligations, and (iii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement).

“Collateral” shall have the meaning provided in Article 3.

“Collateral Account” shall mean any collateral account established by the Administrative Agent as provided in Section 6.01 or 6.04.

“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 1), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 1), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account” shall have the meaning given in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Foreign Subsidiary” shall mean any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock” shall mean the voting Capital Stock of any Foreign Subsidiary.

“Grantors” shall have the meaning provided in the preamble hereto.

“Guarantor Obligations” shall mean, with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Article 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors” shall mean, collectively, each Grantor other than the Borrower.

“Intellectual Property” shall mean, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom and all income, royalties and payments now or hereafter due with respect to any of the foregoing.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to the Borrower or any of its Restricted Subsidiaries.

“Investment Property” shall mean, collectively, (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers” shall mean, collectively, each issuer of any Investment Property.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien granted hereunder on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “New York UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Obligations” shall mean, (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents” shall mean (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 1, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 1, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” shall mean all agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 1.

“Perfection Certificate” shall mean, with respect to any Grantor, a certificate substantially in the form of Exhibit K to the Credit Agreement (with any changes that the Administrative Agent shall have approved), completed and supplemented with the schedules contemplated thereby, and signed by an officer of such Grantor.

“Pledged Notes” shall mean all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock” shall mean the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 1, and (ii) the right to obtain all renewals thereof.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 1.

Section 1.02.  Other Definitional Provisions.  (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                        Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d)                       Where the context requires, any affiliate of a Lender (i) at the time a Specified Hedge Agreement is entered into, which is party to such Specified Hedge Agreement or (ii) at the time Specified Cash Management Obligations are incurred, which is the relevant Cash Management Bank, in each case, shall be deemed to be a “Lender” for purposes of this Agreement.

(e)                        The word “knowledge” when used with respect to any Grantor shall be deemed to be a reference to the knowledge of any Responsible Officer of such Grantor.

ARTICLE 2
GUARANTEE

Section 2.01.  Guarantee.  (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)                       Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors and fraudulent conveyances or transfers (after giving effect to the right of contribution established in Section 2.02).

(c)                        Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article 2 or affecting the rights and remedies of any Secured Party hereunder.

(d)                       The guarantee contained in this Article 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Article 2 shall have been satisfied by payment in full in cash (excluding contingent indemnification obligations or obligations with respect to Specified Hedge Agreements or Specified Cash Management Obligations), no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)                        No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding and the Commitments are terminated.

Section 2.02.  Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the

Secured Parties, and each Subsidiary Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 2.03.  No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties by the Borrower on account of the Obligations are paid in full in cash (excluding contingent indemnification obligations or obligations with respect to Specified Hedge Agreements or Specified Cash Management Obligations), no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash, such amount shall be held by such Guarantor in trust for the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

Section 2.04.  Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Article 2 or any property subject thereto.

Section 2.05.  Guarantee Absolute and Unconditional.  Each Guarantor irrevocably waives (to the extent not prohibited by applicable law) any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 2. Each Guarantor irrevocably waives (to the extent not prohibited by applicable law) acceptance hereof, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any claim, defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party or any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Article 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

If acceleration of the time for payment of any Borrower Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all such Borrower Obligations otherwise subject to acceleration shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent.

Section 2.06.  Reinstatement.  The guarantee contained in this Article 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 2.07.  Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office specified in the Credit Agreement.

ARTICLE 3
GRANT OF SECURITY INTEREST

(a)                        Each Grantor hereby collaterally assigns, transfers and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, in each case, regardless of where located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(i)                                     all Accounts

(ii)                                  all Chattel Paper;

(iii)                               all cash and Deposit Accounts;

(iv)                              all Documents;

(v)                                 all Equipment;

(vi)                              all General Intangibles;

(vii)                           all Instruments;

(viii)                        all Intellectual Property;

(ix)                                all Inventory;

(x)                                   all Investment Property;

(xi)                                all Letter-of-Credit Rights;

(xii)                             the Commercial Tort Claims described in Schedule 3;

(xiii)                          all Goods and other personal property not otherwise described above;

(xiv)                         all books and records pertaining to the Collateral; and

(xv)                            to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Article 3, this Agreement shall not constitute a grant of a security interest in (A) any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”, (B) any property to the extent that such grant of a security interest is in Equipment or Property, as the case may be, subject to a Lien permitted under Sections 8.03(f), (g), (j) and (k) of the Credit Agreement, in each case, with respect to which such Grantor is prohibited from granting a security interest under the terms of Indebtedness incurred to finance the purchase of such Equipment or Property, or to the extent that the grant of such security interest in such Equipment or Property is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (C) any property of Holdings, other than its right, title and interest in and to the Pledged Stock and Pledged Notes of the Borrower and all General Intangibles and Investment Property related thereto, and all Proceeds, Supporting Obligations and products related thereto and all collateral security and guarantees given by any Person with respect thereto and (D) any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under the applicable federal law.

(b)                       The security interests are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce Qualified Counterparties to enter into Specified Hedge Agreements and to induce the Cash Management Banks to provide Cash Management Services with respect to the Specified Cash Management Obligations and provide financial accommodation thereunder, each Grantor hereby represents and warrants to each Secured Party that:

Section 4.01.  Representations in Credit Agreement; Parent Representations.  In the case of each Guarantor, the representations and warranties set forth in Article 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Guarantor’s knowledge.

Section 4.02.  Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

Section 4.03.  Perfected First Priority Liens.  (a) The security interests granted pursuant to this Agreement upon completion of the filings (to the extent that a security interest in Collateral can be perfected by filing) and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) and payment of all applicable fees, will constitute valid perfected security interests in all of the Collateral in favor of the

Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and are prior to all other Liens on the Collateral in existence on the date hereof except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 8.03 of the Credit Agreement.

(b)                       Such Grantor has delivered a Perfection Certificate to the Administrative Agent and the information set forth therein is correct and complete in all material respects as of the Closing Date.

Section 4.04.  Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 5.  Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

Section 4.05.  Inventory and Equipment.  On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 6.

Section 4.06.  Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Section 4.07.  Investment Property.  (a) On the date hereof, Schedule 2 lists all the Pledged Stock of such Guarantor.  The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)                       All the shares of the Pledged Stock owned by such Grantor have been duly authorized and validly issued and are fully paid and non-assessable (to the extent applicable).

(c)                        Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)                       Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

Section 4.08.  Receivables.  (a)If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise its rights pursuant to this Section 4.08 to the relevant Grantor or Grantors, each such Grantor shall deliver to the Administrative Agent each Instrument or Chattel Paper in an amount in excess of $100,000 payable to such Grantor under or in connection with any Receivable.

(b)                       None of the obligors on any Receivables is a Governmental Authority.

(c)                        The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will, to the knowledge of such Grantor, at such times be accurate.

Section 4.09.  Intellectual Property.  (a) Schedule 1 lists all registered or patented Intellectual Property, and all applications to register or patent Intellectual Property, owned by such Grantor on the date hereof.

(b)                       On the date hereof, except as could not reasonably be expected to have a Material Adverse Effect, (i) all material Intellectual Property of such Grantor described on Schedule 1 is valid, subsisting, unexpired and enforceable and has not been abandoned and (ii) such Grantor, and the conduct of business thereby, has not infringed, misappropriated or otherwise violated the Intellectual Property rights of any other Person in any material respect.

(c)                        Except as set forth in Schedule 1, on the date hereof, none of the Intellectual Property is the subject of any written licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)                       No holding, decision or judgment has been rendered as of the date hereof by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have, individually or in the aggregate with all such holdings, decisions and judgments, a Material Adverse Effect.

(e)                        Except as set forth on Schedule 1, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have, individually or in the aggregate with all such actions and proceedings, a material adverse effect on the value of any Intellectual Property.

ARTICLE 5
COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full in cash, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

Section 5.01.  Covenants in Credit Agreement.  In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.

Section 5.02.  Delivery of Instruments and Chattel Paper.  If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise its rights pursuant to this Section 5.02 to the relevant Grantor or Grantors, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (in excess of $100,000), Certificated Security or Chattel Paper (in excess of $100,000), such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

Section 5.03.  Maintenance of Insurance.  (a) Such Grantor, other than Holdings, will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as required by the Credit Agreement and (ii) to the extent requested by the Administrative Agent or required pursuant to the Credit Agreement, insuring such Grantor, the Agents and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as required by the Credit Agreement.

(b)                       All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

(c)                        The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance as the Administrative Agent may from time to time reasonably request.

Section 5.04.  Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy prior to the date penalties attach thereto, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except (a) that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor or (b) where the failure to pay, discharge or otherwise satisfy such obligations could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 5.05.  Maintenance of Perfected Security Interest: Further Documentation.  (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall use commercially reasonable efforts to defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)                       Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further indentifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)                        At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, provided that no such action shall be required with respect to any Cash Equivalents or Deposit Account until an Event of Default shall have occurred and be continuing unless the total amount of cash and Cash Equivalents is in excess of $20,000,000, in which case such excess cash and Cash Equivalents shall be held in a Deposit Account over which the Administrative Agent has obtained “control” (within the meaning of the applicable Uniform Commercial Code).

Section 5.06.  Changes in Locations, Name, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 6 showing any additional location at which Inventory or Equipment shall be kept:

(i)                                     change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.04; or

(ii)                                  change its name.

Section 5.07.  Notices.  Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially and adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder.

Section 5.08.  Investment Property.  (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Except as otherwise permitted under the Credit Agreement, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)                                 Except as otherwise permitted in the Credit Agreement, without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement, non-consensual Liens permitted under Section 8.03 of the Credit Agreement or Liens permitted under Sections 8.03(j) or (k) of the Credit Agreement or (iv) other than any agreement with respect to a Grantor imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock of such Grantor, enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)                                  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.08(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.03(c) and 6.07 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(c) or 6.07 with respect to the Investment Property issued by it.  Any limited liability company and any partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Capital Stock in such limited liability company or such partnership be a “security” as defined under Article 8 of the New York UCC, or (b) certificate any Capital Stock in any such limited liability company or such partnership.  To the extent an interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Administrative Agent pursuant to Section 5.08(a) and such Grantor shall fulfill all other requirements under Section 5.08 applicable in respect thereof.

Section 5.09.  Receivables.  (a) Other than in the ordinary course of business substantially consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any material Receivable, (ii) compromise or settle any Receivable for a materially lesser amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any material Receivable, (iv) allow any material credit or discount whatsoever on any

Receivable or (v) amend, supplement or modify any material Receivable in any manner that could materially adversely affect the value thereof.

(b)                       Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

Section 5.10.  Intellectual Property.  (a) Such Grantor (either itself or through licensees) will (i) subject to such Grantor’s reasonable business judgment, continue to use each Trademark material to the business of the Borrower and its Restricted Subsidiaries taken as a whole on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) subject to such Grantor’s reasonable business judgment, maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) subject to such Grantor’s reasonable business judgment, not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)                       Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent material to the business of the Borrower and its Restricted Subsidiaries taken as a whole may become forfeited, abandoned or dedicated to the public.

(c)                        Such Grantor (either itself or through licensees) (i) will employ each Copyright material to the business of the Borrower and its Restricted Subsidiaries taken as a whole and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d)                       Such Grantor (either itself or through licensees) will not knowingly infringe, misappropriate or otherwise violate the Intellectual Property rights of any other Person in any material respect.

(e)                        Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property material to the business of the Borrower and its Restricted Subsidiaries taken as a whole may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Intellectual Property material to the business of the Borrower and its Restricted Subsidiaries taken as a whole or such Grantor’s right to register the same or to own and maintain the same.

(f)                      Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)                   Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property material to the business of the Borrower and its Restricted Subsidiaries taken as a whole, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)                   In the event that any Intellectual Property material to the business of the Borrower and its Restricted Subsidiaries taken as a whole is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

ARTICLE 6
REMEDIAL PROVISIONS

Section 6.01.  Certain Matters Relating to Receivables.  (a) After the occurrence and during the continuation of an Event of Default and after prior written notice of such action to each applicable Grantor, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent’s request and at the expense of the relevant Grantor (which expense shall be reasonable), such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)                       The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.05, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)                        At the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

Section 6.02.  Communications with Obligors; Grantors Remain Liable.  (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default and after prior written notice of such action to each applicable Grantor communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)                       Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default and after prior written notice of such action to each applicable Grantor, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)                        Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 6.03.  Pledged Stock.  (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.03(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would materially and adversely impair the Collateral or which would be materially inconsistent with or result in any material violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)                       If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 6.05, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

Section 6.04.  Proceeds to be Turned Over to Administrative Agent.  In addition to the rights of the Secured Parties specified in Section 6.01 with respect to payments of Receivables, if an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise its rights pursuant to this Section 6.04 to the relevant Grantor or Grantors, the Administrative Agent shall have the right to receive all Proceeds received by any Grantor consisting of cash, checks and other near-cash items and such items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.05.

Section 6.05.  Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Article 2, in payment of the Obligations in the following order (it being understood that the application of such Proceeds constituting Collateral by the Administrative Agent towards the payment of the Obligations shall be made in the following order):

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations (other than Specified Cash Management Obligations), pro rata among the Secured Parties according to the amounts of the Obligations (other than Specified Cash Management Obligations) then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations (other than Specified Cash Management Obligations), pro rata among the Secured Parties according to the amounts of the Obligations (other than Specified Cash Management Obligations) then held by the Secured Parties;

Fourth, to the Administrative Agent, for application by it towards all other Obligations ratably, until payment in full of all such other Obligations shall have been made; and

Fifth, any balance of such Proceeds remaining after the then outstanding Obligations shall have been paid in full in cash (excluding contingent indemnification obligations or obligations with respect to Specified Hedge Agreements or Specified Cash Management Obligations), no Letters of Credit shall be outstanding and the Commitments shall have been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same;

provided that Collateral owned by a Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent permitted by the limitation in Section 2.01(b).  The Administrative Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

Section 6.06.  Code and Other Remedies.  (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not in effect in the jurisdiction where such rights are exercised) or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other

Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by applicable law or statute), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to, with the consent of the Administrative Agent (which may be withheld in its discretion), purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent not prohibited by applicable law or statute. The Administrative Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  The Administrative Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.06, after deducting all reasonable documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements to the extent required to be reimbursed under Section 11.05 of the Credit Agreement, to the payment in whole or in part of the Obligations, in such order as set forth in Section 6.05, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)                                 Without limitation of the foregoing in this Section 6.06, for the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent a nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), subject in each case to the terms of any applicable Copyright License, Patent License or Trademark License, to use, license and sublicense any Intellectual Property included in the Collateral (with respect to Trademarks, subject to reasonable quality control in favor of such Grantor), including in such license access to all media in which any of such Intellectual Property may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  Such license may be exercised by the Administrative Agent only upon the occurrence of, and during the continuation of, an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

Section 6.07.  Registration Rights.  (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.06, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause (and in the case of an Issuer that is not a wholly owned Subsidiary of such Grantor, such Grantor will use its commercially reasonable efforts to cause) the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause (and in the case of an Issuer that is not a wholly owned Subsidiary of such Grantor, such Grantor will use its commercially reasonable efforts to cause) such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)                       Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)                        Each Grantor agrees to use its best efforts to do or cause (and in the case of an Issuer that is not a wholly owned Subsidiary of such Grantor, such Grantor will use its commercially reasonable efforts to cause) to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.07 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.07 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.07 shall be specifically enforceable against such Grantor, and such Grantor hereby waives (to the extent not prohibited by applicable law) and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

Section 6.08.  Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations.

ARTICLE 7
THE ADMINISTRATIVE AGENT

Section 7.01.  Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.06 or 6.07, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may, after the occurrence and during the continuance of an Event of Default, perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                        The reasonable, out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date the applicable Grantor receives an invoice (with reasonable detail) for such expenses from the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)                       Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.02.  Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

The Administrative Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it.  The Administrative Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Persons.  The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Persons of the Administrative Agent and any such sub-agent.

For all purposes of the Security Documents, including determining the amounts of the Obligations and whether an Obligation is a contingent Obligation or not, or whether any action has been taken under any Security Document, the Administrative Agent will be entitled to rely on information from (i) its own records for information as to the Lenders, their Obligations and actions taken by them and (ii) the Borrower, as to any other Obligations.

Section 7.03.  Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor, other than Holdings, authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.  The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

Section 7.04.  Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative

Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  The Administrative Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Administrative Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Administrative Agent to liability (unless the Administrative Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

ARTICLE 8
MISCELLANEOUS

Section 8.01.  Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.01 of the Credit Agreement.

Section 8.02.  Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.02 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 7.

Section 8.03.  No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 8.04.  Enforcement Expenses; Indemnification.  (a) Each Guarantor agrees to pay, or reimburse each Secured Party for, all its reasonable documented out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Article 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to such Secured Party, to the extent the Borrower would be required to do so pursuant to Section 11.05 of the Credit Agreement.

(b)                       Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)                        Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.05 of the Credit Agreement.

(d)                       The agreements in this Section shall survive the termination of this Agreement and the repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Section 8.05.  Successors and Assigns.  This Agreement shall be binding upon the permitted successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their permitted successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 8.06.  Set-Off.  Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default pursuant to Article 9(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to the extent permitted by applicable law, upon any amount to the extent due and payable by such Grantor (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, other than payroll or trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured, at any time held or owing by such Secured Party or any branch or agency thereof to or for the credit or the account of such Grantor; provided that if any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the

Administrative Agent for further application in accordance with the provisions of Section 3.13 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

Section 8.07.  Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts , and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof.

Section 8.08.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.09.  Section Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 8.10.  Integration.  This Agreement, the other Loan Documents and any separate letter providing for fees payable to the Administrative Agent represent the entire agreement of the Grantors, the Agents, and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof and thereof expressly set forth or referred to herein or in the other Loan Documents.

Section 8.11.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8.12.  Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)                        submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                       consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                        waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 8.13.  Acknowledgments.  Each Grantor hereby acknowledges that:

(a)                        it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                       no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                        no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

Section 8.14.  Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

Section 8.15.  Releases.  (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (excluding contingent indemnification obligations or obligations with respect to Specified Hedge Agreements and Specified Cash Management Obligations) shall have been paid in full in cash, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall promptly deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)                       If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents determined to be necessary or advisable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor.

Section 8.16.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER

LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.16.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

ROUNDY’S SUPERMARKETS, INC.

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Group Vice President - Legal, Risk and Treasury; Corporate Secretary

ROUNDY’S ACQUISITION CORP.

By:	/s/ Darren W. Karst
	Name:	Darren W. Karst
	Title:	Vice President, Chief Financial Officer and Assistant Secretary

IRP, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President and Secretary

I.T.A., INC.

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President and Secretary

JONDEX CORP.

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President and Secretary

[Signature Page to Guarantee and Collateral Agreement]

KEE TRANS, INC.

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President and Secretary

MEGA MARTS, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President and Secretary

RBF, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President, Secretary and Treasurer

ROUNDY’S ILLINOIS, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President and Secretary

SHOP-RITE, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President and Secretary

[Signature Page to Guarantee and Collateral Agreement]

ULTRA MART FOODS, LLC

By:	/s/ Edward G. Kitz
	Name:	Edward G. Kitz
	Title:	Vice President and Secretary

[Signature Page to Guarantee and Collateral Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Shaheen Malik
	Name:	Shaheen Malik
	Title:	Vice President

By:	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Associate

[Signature Page to Guarantee and Collateral Agreement]

Annex I

to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of [DATE], made by [NAME OF NEW GUARANTOR], a [JURISDICTION] [FORM OF ORGANIZATION] (the “Additional Grantor”), in favor of Credit Suisse AG, as administrative agent and collateral agent (in any such capacity, together with its successors in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, Roundy’s Supermarkets, Inc., a Wisconsin corporation (the “Borrower”), the Lenders and the Administrative Agent have entered into the Credit Agreement, dated as of February 13, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of February 13, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto

1

is hereby added to the information set forth in Schedules               (1) to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

(1) Refer to each Schedule which needs to be supplemented.

Schedule 1

INTELLECTUAL PROPERTY

All of the intellectual property identified in this Schedule 1 is owned by the Company or one of its Subsidiaries unless otherwise noted.

FEDERAL TRADEMARK REGISTRATIONS(1)

MARK	REG. NO.	REG. DATE	NEXT ACTION DUE
ADVANTAGE PLUS	1,964,854	04/02/1996	04/02/2016
CHEF’S GRILL & Design Cancellation of Mark Pending	3,520,207	10/21/2008	Sec. 8 10/21/2014 Renew 10/21/2018
COPPS KEY SAVING CLUB	2,213,971	12/29/1998	12/29/2018
CUT BACK and Design	3,430,520	5/20/2008	Sec. 8 5/20/2014 Renew 5/20/2018
MARIANO’S FRESH MARKET(SM2)			Registration Filing Pending
Miscellaneous Design (Mor for Less logo)	1,755,950	03/02/1993	03/02/2013
MOR FOR LESS	1,805,581	11/16/1993	11/16/2013
OLD TIME(3)	942,886	09/12/72	09/12/2012
OLD TIME(4)	1,748,744	01/26/1993	01/26/2013
PICK ‘N SAVE(5)	1,443,606	06/16/1987	06/16/2017
PRICE LESS FOODS(6)	1,857,394	10/04/1994	10/04/2014

(1) License or concurrent use agreements affecting trademarks in this section are noted in footnotes.

(2) The Company anticipates the filing of a service mark application for this mark; however, the filing has not yet been completed as of 2/1/12.

(3) The Company does not plan to renew this registration.

(4) The Company does not plan to renew this registration.

(5) This is a concurrent-use registration and is subject to the concurrent-use settlement agreement with National Merchandise Company, Inc., dated March 27, 1986. Accordingly, the Company and its Subsidiaries cannot use this mark in connection with retail grocery store services in the states of Florida, Georgia, North Carolina, South Carolina, Virginia, Alabama, Mississippi, Louisiana and Texas.

(6) This mark was assigned to the Company by Consul, Ltd. by a service mark assignment, dated July 26, 1993, with restrictions as to use within twenty-five (25) miles of two (2) stores, one located in Hoopeston, Illinois and the other

(Continued…)

1

MARK	REG. NO.	REG. DATE	NEXT ACTION DUE
RAINBOW(7)	1,248,298	08/16/83	08/16/13
RAINBOW	1,459,729	09/29/2007	09/29/2017
RAINBOW FOODS & DESIGN	1,304,312	11/06/1984	11/06/2014
ROUNDY’S	937,195	07/04/1972	07/04/2012
ROUNDY’S	1,187,206	01/19/1982	01/19/2012
ROUNDY’S	1,254,205	10/18/1983	10/18/2013
ROUNDY’S	1,388,749	04/08/1986	04/08/2016
ROUNDY’S	1,412,925	10/14/1986	10/14/2016
ROUNDY’S	1,626,534	12/11/1990	12/11/2020
ROUNDY’S	1,703,187	07/28/1992	07/28/2012
ROUNDY’S	1,943,818	12/26/1995	12/26/2015
ROUNDY’S	1,966,793	04/09/1996	04/09/2016
SMP ADVERTISING(8)	1,736,975	12/01/1992	12/01/2012
SPEED ZONE	3,088,671	5/2/2006	Sec. 8 - 5/2/2012 Renew 5/2/2016
SPEED ZONE SELF- CHECKOUT & DESIGN	3,017,766	11/22/2005	Renew 11/22/2015
SUNNY VALLEY	3,304,665	10/2/2007	Sec. 8 — 20/2/2013 Renew 10/2/2017

in Danville, Illinois. Any subsequent registrations should have reflected this restriction; however, this registration does not.

(7) The Company does not plan to renew this registration.

(8) The Company does not plan to renew this registration.

2

STATE TRADEMARK REGISTRATIONS(9)

MARK	STATE	REG. NO.	REG. DATE	NEXT ACTION DUE
PICK ‘N SAVE	Wisconsin	21,998	04/05/1975	04/05/2015
ROUNDY’S	Wisconsin	11,877	10/31/1941 04/18/01 (renewal date)	04/13/2012

MATERIAL COMMON LAW TRADEMARKS (unless indicated otherwise)

COPPS FOOD CENTER

MARIANO’S FRESH MARKET

METRO MARKET

ORCHARD FOODS

RAINBOW

RAINBOW FOODS

REAL & Design(10)

ROUNDY’S

SHOP-RITE

Shop Well. Eat Well. Live Well.

VERO

ROUNDY’S TRADEMARK LICENSES

TRADEMARK	PARTIES	AGREEMENT	DATE
PICK ‘N SAVE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Wetterau Incorporated	Assignment and License Agreement	April 26, 1983
PICK ‘N SAVE ADVANTAGE ADVANTAGE PLUS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Nash Finch Company	Pick ‘n Save Customer and License Agreement (limited to Van Wert, OH, Pick ‘n Save store per the 2/24/05 Asset Purchase Agreement between the parties)	March 31, 2005 (expires on termination of lease at Van Wert, OH, store)
PICK ‘N SAVE ADVANTAGE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets,	Pick ‘n Save Customer and License Agreement (limited	March 31, 2005 (expires on

(9) License or concurrent use agreements affecting trademarks in this section are noted in footnotes.

10 This registered mark is used pursuant to a certified user agreement with American Dairy Association of WI, dated August 18, 1981.

3

ADVANTAGE PLUS	Inc.) and Nash Finch Company	to Ironton, OH, Pick ‘n Save store per the 2/24/05 Asset Purchase Agreement between the parties)	termination of lease at Ironton, OH, store)
PICK ‘N SAVE ADVANTAGE ADVANTAGE PLUS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Nash Finch Company (Pursuant to the 2/24/05 Asset Purchase Agreement between the parties)	Pick ‘n Save License Agreement (limited to existing licensees set forth on Exhibit B)	March 31, 2005 (expires on last expiration date of the assigned agreements)
MOR FOR LESS VILLAGE MARKET* PRICE LESS FOODS PRICE LESS ORCHARD MARKET	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Nash Finch Company (Pursuant to the terms of the 2/24/05 Asset Purchase Agreement between the parties)	Mor For Less License Agreement (limited to existing licensees set forth on Exhibit B w/ability to add additional licensees in MI (partial), IN, OH, KY, WV, PA, MD & IL (partial))	March 31, 2005

* mark assigned to SuperValu Holdings, Inc. 3/3/08

TRADEMARK LICENSES RELATING TO PRIVATE LABEL BRANDS

Each of the following parties is subject to either an oral or written license relating to certain Intellectual Property Rights:

Non-Grocery/Supply Vendors:

AJM	Mettler Packaging, LLC
Cell-U-Cap	Placon Industries
ComData Stored Value Systems	Plastique Cascades
Duro Bag Company	Robbie Manufacturing
Fanta Pak	Royal Paper
Fiberlinks Textiles, Inc.	R.W. Rodgers
Frank W. Winne & Son	Seasonal Packaging, Inc.
Green Bag Company	Solo Cup Company
Green Bay Packaging	Southern Champion Packaging Co.
Hilex Poly	Spectrum Plastics
Indiana Carton	Top Promotions, Inc.
International Paper	Trade Labels, Inc.
Kings Command	Ukrop’s Dress Express
Label Force, Inc.	Wisconsin Receipt Advertising
Levin Brothers

Commissary Supply Vendors:

Berry Plastics Corporation	EloPak, Inc.

4

Bunzl	Label Force, Inc.
Burd & Fletcher Company, Inc.	Polytainers, Inc.
KG Marketing & Bag Co., Inc.	Robb Manufacturing, Inc.
Kroeger Labeling Systems, Inc.	S.P.I., Inc.

Roundy’s Grocery (Own Brand) Vendors:

ABC Bev/Dr Pepper/7up-Pl	TOPCO / Ralston Foods
ACH Foods Co.(P/L)	Richelieu Foods Inc.
Amigos Foods	Rush Direct Inc.
B&M Inc. (Organic Spices)	Seville Imports (P/L)
Bascom Family Farms	Stefani Premium Food Products
Beech-Nut Nutrition Corp.	Stratas Foods Llc
Clement Pappas	Target Foods (Organic Crkr)
Colonna Brothers Inc.	Topco / ADM Cocoa
Consolidated Biscuit Co.	Topco / AJM
Distant Lands Coffee Roaster	Topco / Allen Canning
Duro Bag Mfg Co.	Topco / Basic Grain Products
Earthgrains Co.	Topco / Bay Valley (Crmr)
Earthgrains Co. (Toaster Pastry)	Topco / Bay Valley (Dressing)
Geshem Products Inc.	Topco / Bremner (Crackers)
Hoopeston Foods	Topco / Bremner (Cremes)
Hormel Foods	Topco / Bremner (Ripon)
Hormel Foods Mexican Accent	Topco / Burnette
Icicle Seafoods	Topco / Carriage House
Irving Tissue Inc	Topco / Carthage Cup (Genpak)
Jack Links Beef Jerky	Topco / Caudill Seed Company
Leahy Orchards	Topco / Cherry Central
Kings Cupboard	Topco / Clearwater
Li Destri Foods Inc.	Topco / Cliffstar
Ma Gedney Co P/L	Topco / Conagra
Mccormick & Co /Mainline	Topco / Crofters Food Ltd.
Mel-O Honey Inc.	Topco / Dakota Growers
Merisant	Topco / Faribault
Northdown Industries	Topco / Gel Spice
Old Dutch Foods Inc/Ur Brands	Topco / Gilster
Orchids Paper	Topco / Golden Boy Foods
Pasco Onions	Topco / Harris Tea
Pavco Inc. d/b/a Nexgen	Topco / Horizon Milling LLC
Premium Waters, Inc.	Topco / Hormel Foods
Prilabs, Inc.	Topco / Imperial Sugar
Prime Choice Foods — West	Topco / John B Sanfilippo
Purcell International	Topco / Karlin

5

Topco / Lakeside	Topco / United Salt Corp.
Topco / Malt-o-Meal	Topco / United Sugar
Topco / Menu	Topco / Wincup
Topco / Mondiv	Topco / Woeber Mustard
Topco / Morgan Foods	Topco / Jasper Products
Topco / Neil Jones Food	Topco / Conagra - Grocery
Topco / Oil Dri	Topco / CR Brands
Topco / Once Again Nut Butter	Topco / Global Harvest
Topco / Online Packaging	Topco / JM Smucker
Topco / Pacific Coast Producer	Topco / Joy Cone Company
Topco / Pasta USA	Topco / Massimo Zanetti
Topco / Jarden Home Brands	Topco / Musco Olives
Topco / Premium Waters	Topco / Pactiv Corp
Topco / Presto	Topco / Ralston Foods
Topco / Red Gold	Topco / Reynolds/Alcoa
Topco / Shultz	Topco / Rockline Industries
Topco / Stratas Foods	Topco / Ventura Foods
Topco / Sturm Foods	Topco / Western Sugar
Topco / Sun Product (Detergent)	Topco / Williams Foods
Topco / Trident Seafoods	Total Granola
Topco / Trinidad Benham	Winona Foods Inc.

Roundy’s Non-Grocery (Own Brand) Vendors:

3M Company (Rdy’s P/L)	Eastern Fish Co.
AAA Pharmaceutical Inc.	Eileen’s Candies Inc.
Alexander & Hornung, Inc.	EZP International
Aspen Foods	Farmland Foods Inc — Processed
Azteca Foods Inc.	General Electric Co/Private Label
Ben-Bud Growers Inc.	General Mills
Bernatellos Pizza Inc.	Georgia Nut Company Inc.
Best Chicago Meat Company LLC	Great Kitchens, Inc.
Birchwood Foods	Green Bag Company
Bochner Chocolates	Hampton Farms
Brakebush Brothers Inc.	Hermann Pickle Company
Butterball, LLC	Hinsdale Farms L.T.D.
C&F Packing Co Inc.	Hormel
Calico Brands	Hospital Specialty Co.
Cook’s Hams, Inc.	JBS - Grind
Crystal Farms	John Morrell & Co / Private Label
Cumberland Swan	Katz Sales Inc.
Dixon Air Freshener	Kemps

6

Kemps / Marigold	Topco / Crowley Foods
Klements Sausage — Refrig	Topco/ Initiative Foods LLC
Koch Foods, Inc.	Topco / Jasper Products
Lopez Foods, Inc.	Topco / Morning Star Foods
Major Trading Inc.	Topco / Organic Valley
Mapa Spontex Inc.	Topco Produce
Mazzetta Company LLC	Topco / Sara Lee Earthgrains
McCain Foods USA	Topco / Ventura Foods
Meteor Inc.	Topco / Highliner
Newly Weds Foods Inc.	Topco / Lakeside Frozen Foods
Norwood Packaging Ltd.	Topco / Aaron Industries
Oconomowoc	Topco/Campione
Ohm Laboratories	Topco / Conagra/Dairy
Pacific Superior Company	Topco / First Boston Pharma, LLC
Palermo	Topco / Grassland Dairy
Patrick Cudahy Inc.	Topco / Imperial Frozen Foods
Patrick Cudahy Inc — Frozen	Topco / Kemps
Patrick Cudahy Inc-Deli	Topco / Kemps/Marigold
Patrick Cudahy Inc.	Topco / Jasper Products, (Dairy Creamers)
PBM Products LLC	Topco/ Joseph Campione
Pearson Foods Corporation	Topco / Lakeside Frozen Foods
Perdue Farms - Fresh Chicken Private Label	Topco / Masters Gallery
RC International	Topco / Peak
Rockline Inc/P.L.	Topco / Penley Corp.
Roundy’s Commissary	Topco / Ranir/DCP Corp.
Schoep’s Ice Cream	Topco / Rhodes International
Schroeder & Tremayne	Topco / Rockline Inc Baby
Select Food Products	Topco / Rockline Industries
Seasonal Packaging Inc.	Topco / Saputo Cheese
Shining Ocean/Rdys Crab	Topco / Sepps
Sky Lark Meats LLC	Topco / Steuben Foods
Spectrum Brands, Inc.	Topco/ Sylvania
Superior Brokerage Inc.	Topco / Topcare Associates LLC
Superior Foods, Inc.	Topco / We Bassett
T.G. Foods Inc.	Tribeca Oven Inc.
Tampa Bay Fish Inc.-Frozen	Tyson Foods, Inc.
Top Promotions Inc.	Valor Brands LLC
Topco/ Academix	VI Jon Laboratories Inc.
Topco / Duda/Citrus Belle	Vienna Beef, Ltd.
Topco / Caruthers Raisin	Windsor Foods / Pasta
Topco / Cherry Central	American Dairy/DFA
Topco / John B. Sanfilippo	Bellows House (Bakery)
Topco / Royal Oak Enterprises	Excelline Foods (Deli)

7

Flaum Appetizing/Sonny & Joe’s (Deli)	O Sole-Mio, (Dairy)
Ralcorp Refrigerated Dough Division, (Dairy)	Schreiber, (Dairy)
Moark, (Dairy eggs)

Any other licenses involving the above entities have been granted on a nonexclusive basis solely for the purpose of creating items, such as labels and bags bearing certain Intellectual Property Rights, for use by the Company and/or its Subsidiaries.

TRADEMARK LICENSES EMBODIED IN CUSTOMER AND LICENSE SUPPLY AGREEMENTS

Each of the parties listed below is subject to a written Customer and License Supply Agreement relating to either the ADVANTAGE, ADVANTAGE PLUS and PICK ‘N SAVE marks.

Date of
Cust. #	Customer’s Exact Legal Name	Title of Agreement	Agreement
7176	Webster’s United Foods	PNS Cust. & Lic. Agmt.	06-21-89

TRADEMARK LICENSES CONTAINED IN FREQUENT SHOPPER PROGRAM AGREEMENTS

Each of the parties listed below is subject to an oral or written license, in connection with a frequent shopper program relating to either the ADVANTAGE and/or ADVANTAGE PLUS mark(s) or the ROUNDY’S mark.

Store #	Store Name	Street Address	City, State, Zip	Owner
7176	Pick ‘n Save Ripon	1188 W Fond du Lac Street P.O. 367	Ripon, WI 54971	Webster’s United Food Services, Inc.

TRADEMARK SETTLEMENT AND CONCURRENT USE AGREEMENTS

TRADEMARK	PARTIES	AGREEMENT	DATE
ADVANTAGE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Bergen Brunswig Corporation	Settlement Agreement	01/01/93
ADVANTAGE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and C. & T. Refinery, Inc.	Trademark Consent Agreement	03/30/94

8

TRADEMARK	PARTIES	AGREEMENT	DATE

ADVANTAGE, ADVANTAGE PLUS and ADVANTAGE REWARDS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Gerland’s Food Fair, Inc.	Settlement Agreement	02/17/97

ADVANTAGE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Performance Group Co., d/b/a Fresh Advantage	Settlement Agreement	03/14/97

ADVANTAGE, ADVANTAGE PLUS and ADVANTAGE REWARDS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Ashcraft’s Market, Inc.	Settlement Agreement	05/07/97

ADVANTAGE, ADVANTAGE PLUS and ADVANTAGE REWARDS	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Giant Eagle, Inc.	Settlement Agreement	03/18/98

LEAN ‘N TENDER	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Peck Meat Packing Corporation	Trademark Agreement	12/14/83

PICK ‘N SAVE	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and National Merchandise Company, Inc.	Concurrent Use Settlement Agreement	03/27/86

VILLAGE MARKET (mark assigned to SuperValu Holdings, Inc. 3/3/08)	Roundy’s, Inc. (n/k/a Roundy’s Supermarkets, Inc.) and Moore Brothers Market, LLC	Consent to Use Agreement	Not clear if ever fully executed

PATENT REGISTRATIONS

None.

9

PATENT LICENSES

None.

COPYRIGHT REGISTRATIONS

All of the copyright registrations listed below are owned by the Company or one of its Subsidiaries.

TITLE OF WORK	REG. NO.	REG. DATE

Eight Security Programs to Improve Profitable Retail Operations: The New Scot Lad Foods Dimension	TX-746-046	08/10/81

An Ounce of Prevention is Worth a Pound of Cure: How to Recognize a Potential Shoplifter and Prevent Shoplifting	TX-746-047	08/10/81

Confidential Loss Prevention Survey	TX-746-048	08/10/81

Instruction Manual for the Copps General Merchandise Store Management Simulation Program	TXu-135-992	09/06/83

Game Documentation for the Copps General Merchandise Store Management Simulation Program	TXu-135-993	09/06/83

COPYRIGHT LICENSES

None.

COMPUTER SOFTWARE

Roundy’s uses its Corporate Retail Pricing System Mainframe Software, which is owned by Roundy’s or one of its Subsidiaries.

10

Schedule 2

PLEDGED INVESTMENT PROPERTY

Pledged Stock

NAME	STATE OF INCORPORATION	AUTHORIZED SHARES OF STOCK	ISSUED AND OUTSTANDING SHARES OF STOCK	OWNER
Roundy’s Supermarkets, Inc.	Wisconsin	1,500 Common	1,000	Roundy’s Acquisition Corp.
Badger Assurance Ltd.	Bermuda	120,000 Common	120,000 (only 66% of which will be pledged)	Roundy’s Supermarkets, Inc.
IRP, LLC	Wisconsin	100 LLC Units	100	Roundy’s Illinois, LLC
I.T.A., Inc.	Wisconsin	2,800 Common	1,000	Roundy’s Supermarkets, Inc.
Jondex Corp.	Wisconsin	2,000 Common	1,001	Roundy’s Supermarkets, Inc.
Kee Trans, Inc.	Wisconsin	2,800 Common	1,000	Roundy’s Supermarkets, Inc.
Mega Marts, LLC	Wisconsin	5,800,000 LLC Units	5,800,000	Roundy’s Supermarkets, Inc.
RBF, LLC	Wisconsin	100 LLC Units	100 Units	Jondex Corp.
Roundy’s Illinois, LLC	Wisconsin	100 LLC Units	100	Roundy’s Supermarkets, Inc.
Shop-Rite, LLC	Wisconsin	892 LLC Units	892	Roundy’s Supermarkets, Inc.
Ultra Mart Foods, LLC	Wisconsin	100 LLC Units	100	Roundy’s Supermarkets, Inc.

Pledged Notes:

None

Securities Accounts:

SECURITIES INTERMEDIARY & ADDRESS	ACCOUNT NAME	ACCOUNT NO.
J.P. Morgan Securities, LLC 383 Madison Avenue, Floor 3 New York, NY 10179-0001	Money Market Mutual Funds (Roundy’s Supermarkets) *Overnight cash deposit/investments; drawn out each morning	499774

1

Schedule 3

COMMERCIAL TORT CLAIMS

NONE

1

Schedule 4

FILINGS AND ACTIONS FOR PERFECTION

Uniform Commercial Code Filings

FILING LOCATIONS

Debtor	Jurisdiction	Filing Office
Roundy’s Supermarkets, Inc.	Wisconsin	Wisconsin Department of Financial Institutions
Roundy’s Acquisition Corp.	Delaware	Secretary of State of the State of Delaware
IRP, LLC	Wisconsin	Wisconsin Department of Financial Institutions
I.T.A., Inc.	Wisconsin	Wisconsin Department of Financial Institutions
Jondex Corp.	Wisconsin	Wisconsin Department of Financial Institutions
Kee Trans, Inc.	Wisconsin	Wisconsin Department of Financial Institutions
Mega Marts, LLC	Wisconsin	Wisconsin Department of Financial Institutions
RBF, LLC	Wisconsin	Wisconsin Department of Financial Institutions
Roundy’s Illinois, LLC	Wisconsin	Wisconsin Department of Financial Institutions
Shop-Rite, LLC	Wisconsin	Wisconsin Department of Financial Institutions
Ultra Mart Foods, LLC	Wisconsin	Wisconsin Department of Financial Institutions

Copyright and Trademark Filings

Grant of Security Interest in Copyrights Rights, executed and delivered by Roundy’s Supermarkets, Inc., a Wisconsin corporation (as successor-in-interest to The Copps Corporation and Scot Lad Foods, Inc.), in favor of the Administrative Agent filed in the United States Copyright Office

Grant of Security Interest in Trademark Rights, executed and delivered by Roundy’s Supermarkets, Inc., a Wisconsin corporation, in favor of the Administrative Agent filed in the United States Trademark and Patent Office

Actions with respect to Pledged Stock

Administrative Agent takes possession of Pledged Stock listed on Schedule 2

1

Schedule 5

JURISDICTION, IDENTIFICATION NUMBER

AND CHIEF EXECUTIVE OFFICE

		STATE	FEDERAL TAX
	STATE OF	IDENTIFICATION	IDENTIFICATION
NAME	ORGANIZATION	NUMBER	NUMBER
Roundy’s Supermarkets, Inc.	Wisconsin	1R04119	39-0854535
Roundy’s Acquisition Corp.	Delaware	3503625	01-0647702
IRP, LLC	Wisconsin	I024433	27-1056656
I.T.A., Inc.	Wisconsin	K022601	39-1598441
Jondex Corp.	Wisconsin	1J01342	39-6043038
Kee Trans, Inc.	Wisconsin	K022603	39-1598439
Mega Marts, LLC	Wisconsin	M036250	39-1584570
RBF, LLC	Wisconsin	R039876	36-4530066
Roundy’s Illinois, LLC	Wisconsin	R048745	27-0999232
Shop-Rite, LLC	Wisconsin	1S15389	39-1134847
Ultra Mart Foods, LLC	Wisconsin	1K02886	39-6043054

Location of Chief Executive Office of all Grantors:

875 East Wisconsin Avenue, Milwaukee, Wisconsin 53202

1

Schedule 6

INVENTORY AND EQUIPMENT LOCATION

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
I.T.A., Inc.	875 East Wisconsin Avenue Milwaukee, WI 53202	Milwaukee	X			X
Kee Trans, Inc.	875 East Wisconsin Avenue Milwaukee, WI 53202	Milwaukee	X		X	X
Jondex Corp.	16655 W. Glendale Dr. New Berlin, WI 53151	Waukesha						X
Jondex Corp.	3.6Acre Parcel Kenosha, WI	Kenosha					X
Mega Marts, LLC	#1083 Gas Station 11013 W. Greenfield Avenue West Allis, WI 53214	Milwaukee	X	X	X
Mega Marts, LLC	#6348 Pick ‘n Save 6462 South 27 Street Oak Creek, WI 53154	Milwaukee	X	X	X
Mega Marts, LLC	#6366 Pick ‘n Save 5800 South 108 Street Hales Corners, WI 53130	Milwaukee	X	X	X
Mega Marts, LLC	#6367 Pick ‘n Save 810 East Green Bay Avenue Saukville, WI 53080	Ozaukee	X	X	X
Mega Marts, LLC	#6370 Pick ‘n Save 4145 North Oakland Ave. Shorewood, WI 53211 1.12 Acre Parking Lot	Milwaukee	X	X	X		X
Mega Marts, LLC	#6371 Metro Market 1123 North Van Buren Milwaukee, WI 53202	Milwaukee	X	X	X
Mega Marts, LLC	#6372 Pick ‘n Save 8151 West Bluemound Rd. Milwaukee, WI 53213	Milwaukee	X	X	X
Mega Marts, LLC	#6373 Pick ‘n Save 2205 North Calhoun Road Brookfield, WI 53005	Waukesha	X	X	X
Mega Marts, LLC	#6374 Pick ‘n Save 1405 West Capitol Drive Pewaukee, WI 53072	Waukesha	X	X	X
Mega Marts, LLC	#6378 Pick ‘n Save 5111 Douglas Avenue Caledonia, WI 53402	Racine	X	X	X
Mega Marts, LLC	#6407 Pick ‘n Save 2201 Miller Parkway West Milwaukee, WI 53214	Milwaukee	X	X	X
Mega Marts, LLC	#6415 Pick ‘n Save 1220 West Sunset Drive Waukesha, WI 53189	Waukesha	X	X	X
Mega Marts, LLC	#6416 Pick ‘n Save	Milwaukee	X	X	X

1

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
1717 North Mayfair Road Wauwatosa, WI 53226
Mega Marts, LLC	#6418 Pick ‘n Save 7401 West Good Hope Road Milwaukee, WI 53223	Milwaukee	X	X	X
Mega Marts, LLC	#6431 Pick ‘n Save 7780 S. Lovers Lane Road Franklin, WI 53132	Milwaukee	X	X	X
Mega Marts, LLC	#6845 Pick ‘n Save 3701 South 27 Street Milwaukee, WI 53221	Milwaukee	X	X	X
Mega Marts, LLC	#6846 Pick ‘n Save 2625 South 108 Street West Allis, WI 53227	Milwaukee	X	X	X
Mega Marts, LLC	#6847 Pick ‘n Save 6760 West National Avenue West Allis, WI 53214	Milwaukee	X	X	X
Mega Marts, LLC	#6850 Pick ‘n Save 1901 63rd Street Kenosha, WI 54143	Kenosha	X	X	X
Mega Marts, LLC	#6853 Pick ‘n Save 12735 West Capitol Drive Brookfield, WI 53005	Waukesha	X	X	X
Mega Marts, LLC	#6856 Pick ‘n Save 1202 North Green Bay Road Racine, WI 53406	Racine	X	X	X
Mega Marts, LLC	#6857 Pick ‘n Save 4698 South Whitnall St. Francis, WI 53235	Milwaukee	X	X	X
Mega Marts, LLC	#6862 Pick ‘n Save 8770 South Howell Avenue Oak Creek, WI 53153	Milwaukee	X	X	X
Mega Marts, LLC	#6863 Pick ‘n Save 2210 Rapids Drive Racine, WI 53403	Racine	X	X	X
Mega Marts, LLC	#6864 Pick ‘n Save 1818 West National Avenue Milwaukee, WI 53204	Milwaukee	X	X	X
Mega Marts, LLC	#6865 Pick ‘n Save 1717 South Center Avenue Janesville, WI 53546	Rock	X	X	X
Mega Marts, LLC	#6867 Pick ‘n Save 9200 North Green Bay Road Brown Deer, WI 53209	Milwaukee	X	X	X
Mega Marts, LLC	#6868 Pick ‘n Save 605 East Lyon Street Milwaukee, WI 53202	Milwaukee	X	X	X
Mega Marts, LLC	#6871 Pick ‘n Save 2811 18th Street Kenosha, WI 53140	Kenosha	X	X	X

2

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
Mega Marts, LLC	#6873 Pick ‘n Save 5851 South Packard Ave. Cudahy, WI 53110	Milwaukee	X	X	X
Mega Marts, LLC	#6874 Pick ‘n Save 5710 75th Street Kenosha, WI 53142	Kenosha	X	X	X
Mega Marts, LLC	#6875 Pick ‘n Save 8120 West Brown Deer Rd. Milwaukee, WI 53223	Milwaukee	X	X	X
Mega Marts, LLC	#6876 Pick ‘n Save 6969 N. Port Washington Rd., Glendale, WI 53217	Milwaukee	X	X	X
Mega Marts, LLC	#6877 Pick ‘n Save 2931 South Chicago Ave. South Milwaukee, WI 53172	Milwaukee	X	X	X
Mega Marts, LLC	#6878 Pick ‘n Save 250 West Holt Avenue Milwaukee, WI 53207	Milwaukee	X	X	X
Mega Marts, LLC	#6879 Pick ‘n Save 2355 North 35th Street Milwaukee, WI 53210	Milwaukee	X	X	X
Mega Marts, LLC	#6880 Pick ‘n Save 1735 West Silver Spring Dr Glendale, WI 53209	Milwaukee	X	X	X
Mega Marts, LLC	#6881 Pick ‘n Save 13995 West National Avenue New Berlin, WI 53151	Waukesha	X	X	X
Mega Marts, LLC	#6882 Pick ‘n Save 1100 East Garfield Avenue Milwaukee, WI 53212	Milwaukee	X	X	X
Mega Marts, LLC	#6883 Pick ‘n Save 1111 W. Greenfield Avenue West Allis, WI 53214	Milwaukee	X	X	X
Mega Marts, LLC	#6885 Pick ‘n Save 6950 West State Street Wauwatosa, WI 53213	Milwaukee	X	X	X
Mega Marts, LLC	#6886 Pick ‘n Save 301 Falls Road Grafton, WI 53204	Ozaukee	X	X	X
Mega Marts, LLC	#6887 Pick ‘n Save 4279 South 76 Street Milwaukee, WI 53220	Milwaukee	X	X	X
Mega Marts, LLC	#6888 Pick ‘n Save 624 South Church Street Watertown, WI 53094	Jefferson	X	X	X
Mea Marts, LLC	#6889 Pick ‘n Save 14435 Appleton Avenue Menomonee Falls, WI 53051	Waukesha	X	X	X
Mega Marts, LLC	#6890 Pick ‘n Save 11558 N. Port Washington	Ozaukee	X	X	X

3

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
Rd., Mequon, WI 53092
Mega Marts, LLC	#6891 Pick ‘n Save 2820 South Green Bay Road Mt. Pleasant, WI 53406	Racine	X	X	X
RBF, LLC	#8801 Rainbow 8020 Brooklyn Boulevard Brooklyn Park, MN 55428	Hennepin	X	X	X
RBF, LLC	#8901 Rainbow Liquor 8020 Brooklyn Boulevard Brooklyn Park, MN 55428	Hennepin	X	X	X
RBF, LLC	#8802 Rainbow 1201 Larpenteur Avenue W. Roseville, MN 55113	Ramsey	X	X	X
RBF, LLC	#8902 Rainbow Liquor 1201 Larpenteur Avenue W. Roseville, MN 55113	Ramsey	X	X	X
RBF, LLC	#8803 Rainbow 5370 16th Street West St. Louis Park, MN 55416	Hennepin	X	X	X
RBF, LLC	#8903 Rainbow Liquor 5370 16th Street West St. Louis Park, MN 55416	Hennepin	X	X	X
RBF, LLC	#8811 Rainbow Foods 1660 S Robert Street West Saint Paul, MN 55118	Ramsey	X	X	X
RBF, LLC	#8812 Rainbow Foods 1566 University Ave Saint Paul, MN 55104	Ramsey	X	X	X
RBF, LLC	#8815 Rainbow Foods 1276 Town Centre Drive Eagan, MN 55123	Dakota	X	X	X
RBF, LLC	#8817 Rainbow Foods 3505 W Broadway Avenue Robbinsdale, MN 55422	Hennepin	X	X	X
RBF, LLC	#8822 Rainbow Foods 17756 Kenwood Trail Lakeville, MN 55044	Dakota	X	X	X
RBF, LLC	#8828 Rainbow Foods 15125 Cedar Avenue Apple Valley, MN 55124	Dakota	X	X	X
RBF, LLC	#8834 Rainbow Foods 4300 Central Ave NE Columbia Heights, MN 55421	Anoka	X	X	X
RBF, LLC	#8844 Rainbow Foods 2919 26th Ave South Minneapolis, MN 55406	Hennepin	X	X	X
RBF, LLC	#8848 Rainbow Foods 970 Prairie Center Drive Eden Prairie, MN 55344	Hennepin	X	X	X

4

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
RBF, LLC	#8850 Rainbow Foods	Ramsey	X	X	X
892 Arcade Street
Saint Paul, MN 55106
RBF, LLC	#8851 Rainbow Foods	Hennepin	X	X	X
10200 6th Ave North
Plymouth, MN 55441
RBF, LLC	#8852 Rainbow Foods	Washington	X	X	X
7053 10th St North
Oakdale, MN 55128
RBF, LLC	#8853 Rainbow Foods	Anoka	X	X	X
551 87th Lane NE
Blaine, MN 55434
RBF, LLC	#8855 Rainbow Foods	Hennepin		X	X			X
1104 Lagoon Avenue
Minneapolis, MN 55408
RBF, LLC	#8858 Rainbow Foods	Hennepin	X	X	X
4190 Vinewood Lane
Plymouth, MN 55442
RBF, LLC	#8859 Rainbow Foods	Washington	X	X	X
7050 Valley Creek Place
Woodbury, MN 55125
RBF, LLC	#8959 Rainbow Liquor	Washington	X	X	X
7050 Valley Creek Road
Woodbury, MN 55125
RBF, LLC	#8860 Rainbow Foods	Hennepin	X	X	X
140 W 66th Street
Richfield, MN 55423
RBF, LLC	#8861 Rainbow Foods	Ramsey	X	X	X
2501 White Bear Avenue
Maplewood, MN 55109
RBF, LLC	#8862 Rainbow Foods	Washington	X	X	X
289 12th St SW
Forest Lake, MN 55025
RBF, LLC	#8866 Rainbow Foods	Ramsey	X	X	X
441 Highway 96
Shoreview, MN 55126
RBF, LLC	#8867 Rainbow Foods	Washington	X	X	X
7280 E Point Douglas Rd
Cottage Grove, MN 55016
RBF, LLC	#8868 Rainbow Foods	Hennepin	X	X	X
1540 New Brighton Blvd
Minneapolis, MN 55413
RBF, LLC	#8870 Rainbow Foods	Carver	X	X	X
200 Pioneer Trail
Chaska, MN 55318
RBF, LLC	#8872 Rainbow Foods	Anoka	X	X	X
3340 124th Avenue
Coon Rapids, MN 55433
RBF, LLC	#8873 Rainbow Foods	Hennepin	X	X	X
16705 County Road 24

5

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
Plymouth, MN 55447
RBF, LLC	#8874 Rainbow Foods	Hennepin	X	X	X
2600 West 80th Street
Bloomington, MN 55431
RBF, LLC	#8875 Rainbow Foods	Hennepin	X	X	X
16401 County Road 30
Maple Grove, MN 55311
RBF, LLC	#8876 Rainbow Foods	Dakota	X	X	X
9015 Broderick Blvd
Inver Grove Heights, MN
55076
RBF, LLC	#8878 Rainbow Foods	Scott	X	X	X
14100 Highway 13 South
Savage, MN 55378
Roundy’s	Vacant Parcel	Portage					X
Supermarkets, Inc.	Water Street
Stevens Point, WI 54481
Roundy’s	Warehouse	Portage		X	X	X		X
Supermarkets, Inc.	2220 Minnesota Avenue
Stevens Point, WI
Roundy’s	Distribution Center	Portage		X	X	X		X
Supermarkets, Inc.	2828 Wayne Street
Stevens Point, WI 54481
Roundy’s	Distribution Center	Portage	X	X	X			X
Supermarkets, Inc.	3308 Wayne Street		Land					Bldg
Stevens Point, WI 54481
Roundy’s	Vacant Land (parking)	Portage					X
Supermarkets, Inc.	3501 Dixon Street
Stevens Point, WI 54481
Roundy’s	Vacant Land (parking)	Portage					X
Supermarkets, Inc.	2332 Minnesota Avenue
Stevens Point, WI 54481
Roundy’s	Commissary	Kenosha	X	X	X	X
Supermarkets, Inc.	5500 52nd Street
Kenosha, WI 53144
Roundy’s	Distribution Center	Waukesha	X	X	X	X
Supermarkets, Inc.	1111 East Delafield Road
Oconomowoc, WI 53066
Roundy’s	Distribution Center	Dane	X	X	X	X
Supermarkets, Inc.	400 Walter Road
Mazomanie, WI 53560
Roundy’s	875 East Wisconsin Avenue	Milwaukee	X			X
Supermarkets, Inc.	Milwaukee, WI 53202
Roundy’s	Freezer Warehouse	Dane	X	X
Supermarkets, Inc.	81 CSW Madison
4309 Cottage Grove Road
Madison, WI 53207

6

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
Roundy’s	Freezer Warehouse	Jefferson	X	X
Supermarkets, Inc.	82 Atlas Jefferson
230 Collins Road
Jefferson, WI 53549
Roundy’s	Freezer Warehouse	Brown	X	X
Supermarkets, Inc.	83 FB Northland Cold
Storage, Inc.
2490 S. Broadway Drive
Green Bay, WI 54317
Roundy’s	Freezer Warehouse	Outagamie	X	X
Supermarkets, Inc.	84 GB Progressive
6470 Quality Drive
Greenville, WI 54942
Roundy’s	Freezer Warehouse	Hennepin	X	X
Supermarkets, Inc.	83 Atlas Minnesota
7130 Winnetka Avenue
Brooklyn Park, MN 55428
Shop-Rite, LLC	#6301Metro Market	Waukesha	X	X	X
17630 W. Blue Mound Rd.
Brookfield, WI 53005
Shop-Rite, LLC	#6308 Pick ‘n Save	Waukesha	X	X	X
220 East Sunset Drive
Waukesha, WI 53186
Shop-Rite, LLC	#6312 Pick ‘n Save	Waukesha	X	X	X
N95W18273 County Line Rd.
Menomonee Falls, WI 53051
Shop-Rite, LLC	#6315 Pick ‘n Save	Waukesha	X	X	X
2160 Silvernail Road
Pewaukee, WI 53072
Shop-Rite, LLC	#6329 Pick ‘n Save	Door	X	X	X
1847 Egg Harbor Road
Sturgeon Bay, WI 54235
Shop-Rite, LLC	#6353 Pick ‘n Save	Green	X	X	X
246 8th Street
Monroe, WI 53566
Roundy’s Illinois, LLC	#8501 Mariano’s Fresh Market	Cook	X	X	X
802 E. Northwest Highway
Arlington Heights, IL 60004
Roundy’s Illinois, LLC	#8502 Mariano’s Fresh Market	Lake	X	X	X
1720 North Milwaukee Ave.
Vernon Hills, IL 60061
Roundy’s Illinois, LLC	#8503 Mariano’s Fresh Market	Cook	X	X	X
333 E. Benton Court, #206
Chicago, IL 60601
Roundy’s Illinois, LLC	#8504 Mariano’s Fresh Market	Cook	X	X	X
3350 N. Western Avenue
Chicago, IL 60618

7

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
Roundy’s Illinois, LLC	#8505 Mariano’s Fresh Market	Cook	X	X	X
545 North Hicks Road
Palatine, IL 60067
Ultra Mart Foods, LLC	#5372 Pick ‘n Save	Fond du	X	X	X
	55 West Pioneer Road	Lac
Fond du Lac, WI 54935
Ultra Mart Foods, LLC	#5375 Pick ‘n Save	Winnebago	X	X	X
1900 Jackson Street
Oshkosh, W 54901
Ultra Mart Foods, LLC	#5378 Pick ‘n Save	Winnebago	X	X	X
1940 South Koeller Drive
Oshkosh, WI 54901
Ultra Mart Foods, LLC	#6343 Pick ‘n Save	Sheboygan	X	X	X
2643 Eastern Avenue
Plymouth, WI 53073
Ultra Mart Foods, LLC	#6351 Pick ‘n Save	Vilas	X	X	X
711 North Railroad Street
Eagle River, WI 54521
Ultra Mart Foods, LLC	#6352 Pick ‘n Save	Waupaca	X	X	X
955 West Fulton Street
Waupaca, WI 54981
Ultra Mart Foods, LLC	#6357 Pick ‘n Save	Washington	X	X	X
N112 W16200 Mequon Rd.
Germantown, WI 53022
Ultra Mart Foods, LLC	#6358 Pick ‘n Save	Waukesha	X	X	X
601 Ryan Street
Pewaukee, WI 53072
Ultra Mart Foods, LLC	#6360 Pick ‘n Save	Milwaukee	X	X	X
7201 South 76 Street
Franklin, WI 53132
Ultra Mart Foods, LLC	#6364 Pick ‘n Save	Milwaukee	X	X	X
10202 W. Silver Spring Dr.
Milwaukee, WI 53225
Ultra Mart Foods, LLC	#6365 Pick ‘n Save	Milwaukee	X	X	X
5700 West Capitol Drive
Milwaukee, WI 53216
Ultra Mart Foods, LLC	#6368 Pick ‘n Save	Waukesha	X	X	X
17925 West Capitol Drive
Brookfield, WI 53045
Ultra Mart Foods, LLC	#6369 Pick ‘n Save	Waukesha	X	X	X
1535 East Moreland Blvd.
Waukesha, WI 53186
Ultra Mart Foods, LLC	#6379 Pick ‘n Save	Wood	X	X	X
641 South Central Avenue
Marshfield, WI 54449
Ultra Mart Foods, LLC	#6380 Pick ‘n Save	Waukesha	X	X	X
N65 W24838 Main Street
Sussex, WI 53089
Ultra Mart Foods, LLC	#6381 Pick ‘n Save	Waukesha	X	X	X

8

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
S74 W17055 Janesville Road
Muskego, WI 53150
Ultra Mart Foods, LLC	#6382 Pick ‘n Save	Waukesha	X	X	X
15445 West National Ave.
New Berlin, WI 53151
Ultra Mart Foods, LLC	#6384 Pick ‘n Save	Waukesha	X	X	X
1010 Rochester Street
Mukwonago, WI 53149
Ultra Mart Foods, LLC	#6386 Pick ‘n Save	Waukesha	X	X	X
405 North Wales Road
Wales, WI 53183
Ultra Mart Foods, LLC	#6387 Pick ‘n Save	Milwaukee	X	X	X
2320 West Ryan Road
Oak Creek, WI 53154
Ultra Mart Foods, LLC	#6388 Pick ‘n Save	Waukesha	X	X	X
1300 Pabst Farms Circle
Oconomowoc, WI 53066
Ultra Mart Foods, LLC	#6389 Pick ‘n Save	Fond du	X	X	X
	760 West Johnson Street	Lac
Fond du Lac, WI 54935
Ultra Mart Foods, LLC	#6390 Pick ‘n Save	Dane	X	X	X
1750 Highway 51
Stoughton, WI 53589
Ultra Mart Foods, LLC	#6392 Pick ‘n Save	Columbia	X	X	X
210 Dix Street
Columbus, WI 53925
Ultra Mart Foods, LLC	#6393 Pick ‘n Save	Dane	X	X	X
621 South Main Street
DeForest, WI 53532
Ultra Mart Foods, LLC	#6394 Pick ‘n Save	Dane	X	X	X
5709 Highway 51
McFarland, WI 53558
Ultra Mart Foods, LLC	#6396 Pick ‘n Save	Jefferson	X	X	X
1505 Madison Avenue
Fort Atkinson, WI 53538
Ultra Mart Foods, LLC	#6397 Pick ‘n Save	Waukesha	X	X	X
15170 W. Greenfield Avenue
Brookfield, WI 53005
Ultra Mart Foods, LLC	#6398 Pick ‘n Save	Waukesha	X	X	X
(Delafield)
3161 Village Square Drive
Hartland, WI 53029
Ultra Mart Foods, LLC	#6401 Pick ‘n Save	Shawano	X	X	X
190 Woodlawn Drive
Shawano, WI 54166
Ultra Mart Foods, LLC	#6402 Pick ‘n Save	Outagamie	X	X	X
850 East Maes
Kimberly, WI 54136
Ultra Mart Foods, LLC	#6403 Pick ‘n Save	Outagamie	X	X	X
N135 Stoney Brook Road

9

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
Appleton, WI 54915
Ultra Mart Foods, LLC	#6404 Pick ‘n Save	Marathon	X	X	X
10101 Market St, Suite D100
Rothschild, WI 54474
Ultra Mart Foods, LLC	#6405 Pick ‘n Save	Marathon	X	X	X
205 Central Bridge Street
Wausau, WI 54401
Ultra Mart Foods, LLC	#6406 Pick ‘n Save	Marathon	X	X	X
2806 Schofield Avenue
Weston, WI 574476
Ultra Mart Foods, LLC	#6408 Pick ‘n Save	Marathon	X	X	X
1010 22nd Street
Two Rivers, WI 54241
Ultra Mart Foods, LLC	#6410 Pick ‘n Save	Racine	X	X	X
515 North Milwaukee Street
Waterford, WI 53185
Ultra Mart Foods, LLC	#6412 Pick ‘n Save	Winnebago	X	X	X
828 Fox Point Plaza
Neenah, WI 54956
Ultra Mart Foods, LLC	#6413 Pick ‘n Save	Waukesha	X	X	X
36903 E. Wisconsin Avenue
Oconomowoc Lake, WI 53066
Ultra Mart Foods, LLC	#6414 Pick ‘n Save	Racine	X	X	X
1008 Milwaukee Avenue
Burlington, WI 53105
Ultra Mart Foods, LLC	#6417 Pick ‘n Save	Washington	X	X	X
2518 West Washington St.
West Bend, WI 53095
Ultra Mart Foods, LLC	#6430 Pick ‘n Save	Washington	X	X	X
1629 South Main Street
West Bend, WI 53095
Ultra Mart Foods, LLC	#6432 Pick ‘n Save	Sheboygan	X	X	X
1317 North 25 Street
Sheboygan, WI 53081
Ultra Mart Foods, LLC	#6433 Pick ‘n Save	Sheboygan	X	X	X
2625 South Business Drive
Sheboygan, WI 53081
Ultra Mart Foods, LLC	#8101 Copps Foods	Portage	X	X	X
1850 Plover Road
Plover, WI 54467
Ultra Mart Foods, LLC	#8102 Copps Foods	Dane	X	X	X
2538 Ironwood Drive
Sun Prairie, WI 53590
Ultra Mart Foods, LLC	#8103 Copps Foods	Portage	X	X	X
3256 Church Street
Stevens Point, WI 54481
Ultra Mart Foods, LLC	#8107 Copps Foods	Brown	X	X	X
1291 Lombardi Access Road
Green Bay, WI 54304

10

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
Ultra Mart Foods, LLC	1919 East Calumet Street	Calumet					X
Appleton, WI 54915
(store closed 6/12/10)	.77 acres adjacent to former store
Ultra Mart Foods, LLC	#8111 Copps Foods	Brown	X	X	X
2064 Lime Kiln Road
Bellevue, WI 54311
Ultra Mart Foods, LLC	#8114 Copps Foods	Dane	X	X	X
620 South Whitney Way
Madison, WI 53711
Ultra Mart Foods, LLC	#8115 Copps Foods	Langlade	X	X	X
2315 Neva Road
Antigo, WI 54409
Ultra Mart Foods, LLC	#8116 Copps Foods	Portage	X	X	X
5657 East Highway 10
Stevens Point, WI 54481
Ultra Mart Foods, LLC	#8118 Copps Foods	Outagamie	X	X	X
2400 West Wisconsin Ave.
Appleton, WI 54915
Ultra Mart Foods, LLC	#8121 Copps Foods	Wood	X	X	X
900 East Riverview
Expressway, Wisconsin
Rapids, WI 54494
Ultra Mart Foods, LLC	#8123 Copps Foods	Outagamie	X	X	X
2700 North Ballard Road
Appleton, WI 54911
Ultra Mart Foods, LLC	#8124 Copps Foods	Winnebago	X	X	X
1530 S. Commercial Street
Neenah, WI 54956
Ultra Mart Foods, LLC	#8127 Copps Foods	Price		X	X			X
256 South Lake Street
Phillips, WI 54555
Ultra Mart Foods, LLC	#8128 Copps Foods	Dane	X	X	X
6800 Century Avenue
Middleton, WI 53562
Ultra Mart Foods, LLC	#8130 Copps Foods	Dane	X	X	X
640 East Main Street
Sun Prairie, WI 53590
Ultra Mart Foods, LLC	#8131 Copps Foods	Dane	X	X	X
6655 McKee Road
Madison, WI 53719
Ultra Mart Foods, LLC	#8175 Copps Foods	Waushara	X	X	X
950 East Main Street
Wautoma, WI 54982
Ultra Mart Foods, LLC	#8178 Copps Foods	Dane	X	X	X
2502 Shopko Drive
Madison, WI 53704
Ultra Mart Foods, LLC	#8179 Copps Foods	Dane	X	X	X
261 Junction Road
Madison, WI 53717

11

TYPE OF COLLATERAL
Corp. Entity	Collateral Location	County Location	Leased	Inventory	Equip.	Office Equip/ Supplies	R.E./ Land Only	R.E./ Land + Bldgs.
Ultra Mart Foods, LLC	#8180 Copps Foods	Dane	X	X	X
3650 University Avenue
Shorewood Hills, WI 53705
Ultra Mart Foods, LLC	#8181 Copps Foods	Dane	X	X	X
6540 Monona Avenue
Monona, WI 53716
Ultra Mart Foods, LLC	#8182 Copps Foods	Dane	X	X	X
3010 Cahill Main
Fitchburg, WI 53711
Ultra Mart Foods, LLC	#8183 Copps Foods	Dane	X	X	X
1312 South Park Street
Madison, WI 53715
Ultra Mart Foods, LLC	#8185 Copps Foods	Manitowoc	X	X	X
3300 Calumet Avenue
Manitowoc, WI 54220
Ultra Mart Foods, LLC	#8186 Copps Foods	Brown	X	X	X
1819 Main Street
Green Bay, WI 54302
Ultra Mart Foods, LLC	#8187 Copps Foods	Winnebago	X	X	X
511 West Calumet Road
Appleton, WI 54915

12

Schedule 7

GRANTORS’ ADDRESSES

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Edward G. Kitz

Telecopy: (414) 231-7979

Telephone: (414) 231-5000

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Christopher Butler, P.C.

Telecopy: (312) 862-2200

Telephone: (312) 862-2000

and a copy to:

WSP

One North Wacker Drive

Suite 4800

Chicago, IL 60606

Attention: Chris Larson

Telecopy: 312-422-2424

1